UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 19, 2011
Andatee China Marine Fuel Services Corporation
(Exact name of registrant as specified in its charter)
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Delaware	001-34608	80-0445030
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

Dalian Ganjingzi District, Dalian Wan Lijiacun
Unit C, No. 68 West Binhai Road, Xigang District Dalian
People’s Republic of China
(Address of Principal Executive Office) (Zip Code)

011 (86411) 8360 4683
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant

Termination of Engagement of Jewett, Schwartz, Wolfe & Associates

On September 19, 2011, Jewett, Schwartz, Wolfe & Associates (”JSW”) advised Andatee China Marine Fuel Services Corporation (the “Company”) that it was discontinuing its public company services and therefore was no longer in a position to serve as the Company’s independent registered public accounting firm. As a result, JSW has resigned as the Company’s independent registered public accounting firm effective as of September 19, 2011. The foregoing was reviewed and approved by the Audit Committee of the Company’s Board of Directors.

The reports of JSW on the Company’s financial statements as of December 31, 2010 and 2009 and for the fiscal years ended December 31, 2010 and 2009 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

In connection with the audits of the Company’s financial statements for the fiscal periods ended December 31, 2010 and 2009 and through June 30, 2011 (and through the date of JSW’s resignation), (i) there were no disagreements with JSW on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to JSW’s satisfaction, would have caused JSW to make reference to the subject matter of such disagreements in its reports on the Company’s consolidated financial statements for such years, and (ii) there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided JSW with a copy of the foregoing disclosures and requested that JSW furnish a letter to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Engagement of Daszkal Bolton LLP

On September 19, 2011, the Company, upon the Audit Committee’s approval, engaged the services of Daszkal Bolton LLP (“DB”) as the Company’s new independent registered public accounting firm to audit the Company’s consolidated financial statements as of December 31, 2011 and for the year then ended and related combined consolidated statements of income and other comprehensive income, stockholders’ equity and comprehensive income, and cash flows for the year then ended. DB will also perform a review of the unaudited condensed combined consolidated quarterly financial statements as of and for the periods ending September 30, 2011, March 31, 2012 and June 30, 2012.

During each of the Company’s two most recent fiscal years and through the date of this report, (a) the Company has not engaged DB as either the principal accountant to audit the Company’s financial statements, or as an independent accountant to audit a significant subsidiary of the Company and on whom the principal accountant is expected to express reliance in its report; and (b) the Company or someone on its behalf did not consult DB with respect to (i) either: the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, or (ii) any other matter that was either the subject of a disagreement or a reportable event as set forth in Items 304(a)(1)(iv) and (v) of Regulation S-K.

Item 7.01                      Regulation FD Disclosure.

On September 19, 2011, the Company issued a press release announcing the Board’s approval of a stock repurchase plan by the Company’s Chief Executive Officer, a copy of which press release is furnished as Exhibit 99.1 herewith and the information therein is incorporated herein by reference.

The information reported under Item 7.01 in this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Section 9 – Financial Statements and Exhibits

Item 9.01          Financial Statements and Exhibits.

(d)           Exhibits.

16.1           Letter from JSW.
99.1           Press release dated September 19, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Andatee China Marine Fuel Services Corporation

By:	/s/ Wen Tong
Wen Tong, Chief Financial Officer

Date:           September 19, 2011